Exhibit 99.1


                  Certification of Principal Executive Officer
       Regarding Facts and Circumstances Relating to Exchange Act Filings


I, J. Philip Hester, Sr., certify that:

     1. I have read this quarterly report on Form 10-QSB of Chestatee Bancshares, Inc.;

     2. To my knowledge, the information in this report is true in all important respects as of June 30, 2002; and

     3. This report contains all information about the company of which I am aware that I believe is important to a reasonable investor, in light of the subjects required to be addressed in this report, as of June 30, 2002.

     For purposes of this certification, information is "important to a reasonable investor" if:


     (a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

     (b) The report would be misleading to a reasonable investor if the information is omitted from the report.


BY:   /s/ J. Philip Hester, Sr.                       Subscribed and sworn to
      -------------------------------------------     before me this 13th day of
      J. Philip Hester, Sr., President and C.E.O.     August, 2002.
      (Principal Executive Officer)

DATE: August 13, 2002
      ---------------

                                                       /s/Stacey Bruce
                                                       -------------------------
                                                       Notary Public

                                                       My Commission Expires:

                                                       November 6, 2004